                                                                   EXHIBIT 2.A

KPMG PEAT MARWICK LLP

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
American Claims Evaluation, Inc.:

We consent to incorporation by reference in the Registration Statement No. 333-39071 on Form S-8 of American Claims Evaluation, Inc. of our report dated June 2, 1998, relating to the consolidated balance sheets of American Claims Evaluation, Inc. and subsidiary as of March 31, 1998 and 1997, the related statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 1998 which report appears in the March 31, 1998 annual report on Form 10-K of American Claims Evaluation, Inc.


                                         KPMG PEAT MARWICK LLP

Jericho, New York
June 22, 1998